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                                                                     Exhibit 4.4
                              DECLARATION OF TRUST

                                       OF

                            LIFE RE CAPITAL TRUST II


                  THIS DECLARATION OF TRUST, dated as of February 10, 1998 (this "Declaration of Trust"), by and among Life Re Corporation, a Delaware corporation, as depositor (the "Depositor"), and The Bank of New York (Delaware), as trustee (the "Delaware Trustee"), and The Bank of New York, as trustee (the "Property Trustee") and W. Weldon Wilson, as trustee (the "Administrative Trustee")(the Delaware Trustee, the Property Trustee and the Administrative Trustee being hereinafter jointly referred to as the "Trustees"). The Depositor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as Life Re Capital Trust II (the "Trust"), in which name the Trustees or the Depositor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts and sue and be sued.

         2. The Depositor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del.C. Section 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act in such form as the Trustees may approve.

         3. The Depositor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form to be included as an exhibit to the Registration Statement (the "1933 Act Registration Statement") referred to below, or in such other form as the parties thereto may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities and common securities to be referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any license, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transaction contemplated herein.
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         4. The Depositor, as depositor of the Trust, is hereby authorized (i)
to file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and 1934 Act Registration Statement (as herein defined), on behalf of the Trust, (a) the 1933 Act Registration Statement, including pre-effective or post-effective amendments to such Registration Statement and any and all amendments to Registration Statements filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration under the 1933 Act, of the preferred or common securities of the Trust and certain other securities of the Trust, (b) any preliminary prospectus or prospectus or supplement thereto relating to the preferred or common securities required to be filed pursuant to the 1933 Act, and (c) a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the preferred or common securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or other exchange, and execute on behalf of the Trust, a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the preferred or common securities to be listed on the New York Stock Exchange or such other exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Depositor, on behalf of the Trust, may deem necessary or desirable to register the preferred or common securities under the securities or "Blue Sky" laws of any applicable jurisdiction; (iv) to execute, deliver and perform on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the preferred or common securities as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing. If any filing referred to in clauses (i), (ii) and (iii) above is required by law or by the rules and regulations of the Commission of the New York Stock Exchange or other exchange, or state securities or "Blue Sky" laws or any applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by a Trustee, the Depositor and any Trustee of the Trust appointed pursuant to Section 6 hereof, in its capacity as Trustee of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Trustees, solely in their capacities as trustees of the Trust, and the Depositor hereby constitute and appoint W. Weldon Wilson as his, her or its, as the case may be, true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-effective and post-effective amendments) to the 1933



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Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The Trustees shall initially be the only trustees of the Trust. Thereafter, the Depositor may increase or decrease (but not below one) the number of trustees of the Trust by executing a written instrument fixing such number, provided, however, that so long as it is required by the Business Trust Act, one Trustee of the Trust shall be either a natural person who is a resident of the State of Delaware or an entity other than a natural person that has its principal place of business in the State of Delaware and that, in either case, otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee of the Trust at any time. The Trustees may resign upon thirty days' prior notice to the Depositor.

         7. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).


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         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of
Trust to be duly executed as of the day and year first above written.


                                   LIFE RE CORPORATION, as Depositor


                                   By: /s/ W. Weldon Wilson
                                      ------------------------------------
                                       Name: W. Weldon Wilson
                                       Title: Vice President

                                   THE BANK OF NEW YORK
                                   (DELAWARE), not in its individual
                                   capacity but solely as Delaware Trustee


                                   By: /s/ Walter N. Gitlin
                                      ------------------------------------
                                       Name: Walter N. Gitlin
                                       Title: Authorized Signatory


                                   THE BANK OF NEW YORK,
                                   not in its individual capacity
                                   but solely as Property Trustee


                                   By: /s/ Mary La Gumina
                                      ------------------------------------
                                       Name: Mary La Gumina
                                       Title: Assistant Vice President

                                   /s/ W. Weldon Wilson
                                   ------------------------------------
                                   W. WELDON WILSON,
                                   not in his individual capacity but
                                   solely as Trustee





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